UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 18, 2013
Date of Report (Date of earliest event reported)

Kratos Defense & Security Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-34460	13-3818604
(Commission File Number)	(IRS Employer Identification No.)

4820 Eastgate Mall, Suite 200, San Diego, CA	92121
(address of principal executive offices)	(Zip Code)

(858) 812-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;Compensatory Arrangements of Certain Officers.

Effective November 18, 2013, the Board of Directors of Kratos Defense & Security Solutions, Inc. (the “Company”) appointed Richard Duckworth to serve as the Company’s Vice President, Corporate Controller, and Principal Accounting Officer.

Mr. Duckworth, age 53, brings significant accounting, finance, business, and public company experience and skills to the Company.  From March 2008 to November 2013, Mr. Duckworth served as the Vice President of Accounting and Corporate Controller for Novatel Wireless, Inc.  Prior to Novatel, Mr. Duckworth was Vice President of Finance and Controller/Accounting Director at Kyocera Wireless Corp. and held various progressive accounting positions  at QUALCOMM Inc., including Accounting Director of a QUALCOMM wholly owned subsidiary.  Mr. Duckworth began his career with the public accounting firm Coopers & Lybrand (now Pricewaterhouse Coopers) and is a Certified Public Accountant.  Mr. Duckworth earned a bachelor's degree in Business Administration with an emphasis on Accounting from San Diego State University.

There are no arrangements or understandings between Mr. Duckworth and any other person pursuant to which he was appointed to the positions described above.  There are no family relationships between Mr. Duckworth and any director or executive officer of the Company.  Mr. Duckworth is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kratos Defense & Security Solutions, Inc.

Date: November 20, 2013	By:	/s/ Deborah S. Butera
Deborah S. Butera
Senior Vice President, General Counsel/Registered In-House Counsel, Chief Compliance Officer, and Secretary